SECURITIES AND EXCHANGE COMMISSION
                                     UNITED STATES
                                Washington, DC   20549

                                      FORM 8-K

                                    CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 7, 1997

                            REGENCY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)



         Florida                        1-12298                59-3191743
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)


  121 West Forsyth Street, Suite 200
       Jacksonville, Florida                                    32202
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:          (904)-356-7000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.     Acquisition or Disposition of Assets.

General

      On March 7, 1997, Regency Realty Corporation (the "Company") acquired, through a limited partnership (the "Partnership") of which a Company subsidiary is the sole general partner, substantially all the assets of Branch Properties, L.P. ("Branch"), a privately held real estate firm based in Atlanta, Georgia, pursuant to a Contribution Agreement and Plan of Reorganization dated as of February 10, 1997. The assets acquired from Branch include 18 shopping centers totalling approximately 1.9 million square feet of gross leasable area and 8 shopping centers containing approximately 700,000 sf that are currently being developed or redeveloped. The properties are located in Georgia (1.8 million square feet), Florida (323,995 square feet), Tennessee (202,477 square feet), South Carolina (117,631 square feet), and North Carolina (42,864 square feet) . The Partnership acquired (i) a 100% fee simple interest in 19 of these operating properties and (ii) partnership interests (ranging from 30% to 55%) in partnerships with outside investors that own the remaining seven properties. Major anchor tenants in these properties, 17 of which are grocery-anchored, include Publix, Kroger and Harris Teeter. [For additional information concerning the acquired properties, see the property table included elsewhere herein.]

      In addition, the Company acquired, through a non-qualified REIT subsidiary ("New Management Company"), Branch's third party development business, including build-to-suit projects for the CVS drug store chain, and third party management and leasing contracts for approximately 4 million square feet of shopping centers owned by third party investors (collectively, the "Third Party Management Business").

      As a result of the transaction, the Company has acquired a significant presence in the Atlanta market, acquiring 17 shopping centers in the Atlanta metropolitan area with a total of 1.8 million square feet of GLA in addition to the 422,000 square feet of GLA already owned by the Company in the area.
Management believes that many of the acquired properties are "in-fill" properties located in or near affluent areas where additional development opportunities for neighborhood and community shopping centers are limited. The Company will consolidate its existing Atlanta operations with those it has acquired from Branch. Most of Branch's existing employees have been offered employment with the Partnership or New Management Company, with the exception of the seven executive officers and/or shareholders of Branch's general partner (the "Branch Principals"), who will assist with the transition but will not become Partnership employees. J. Alexander Branch, III, the founder of Branch, has been elected to fill a new seat on Regency's Board of Directors.

Consideration

      The Partnership issued 3,373,801 units of limited partnership interest (the "Units") and the Company issued 155,797 shares of Common Stock in exchange for the assets acquired from Branch. Additional earn-out Units and shares may be issued, as further described below, subject to the satisfaction of certain performance conditions. The Units will be redeemable on a one-for-one basis in exchange for shares of Common Stock, subject to approval of the transaction by the Company's shareholders at the Company's 1997 annual meeting.

      In determining the aggregate consideration for the assets acquired from Branch, the Company considered such factors as the historical and expected cash flow of the properties, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, and the anticipated impact of the acquisition on the Company's financial results. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the purchase price based on the factors described above. No separate independent appraisals were obtained for the assets. The Company also took into consideration historical and anticipated revenues from the Third Party Management Business, but based on the fact that the third party management contracts it acquired from Branch are generally terminable on relatively short notice, a significant portion of the consideration for the Third Party Management Business will be paid in the form of earn-out consideration, which is further described below.

      Based on the above factors, the Company (i) arrived at an aggregate consideration of $78,092,181 for Branch's net equity in the assets transferred to the Company and (ii) divided that amount by $22-1/8 (the "Unit Price") in order to arrive at the number of Units and shares of Common Stock issued in the transaction (excluding earn-out Units and shares described below). The Unit Price is based on the trading price of the Common Stock at the time Branch and Regency agreed to negotiate further terms of the transaction. In addition, the Partnership assumed indebtedness encumbering the assets in the aggregate principal amount of approximately $111 million (net of minority interest).

Earn-Out Consideration and Adjustments

      Additional Units and shares of Common Stock may be issued on the fifteenth day after the first, second and third anniversaries of the closing (each an "Earn-Out Closing"), based on the performance of certain of the Partnership's properties (the "Property Earn-Out"), and additional shares of Common Stock may be issued at the first and second Earn-Out Closings based on revenues from the Third Party Business (the "Third Party Earn-Out"). The formula for the Property Earn-Out provides for calculating any increases in deemed value ("Increased Value") on a property-by-property basis, based on any increases in net operating income for certain properties in the Partnership's portfolio as of February 15 of the year of calculation. The Increased Value will be divided by the Unit Price to determine the number of additional Units and shares to be issued at the Earn-Out Closings. The Property Earn-Out is limited to $15,974,188 at the first Earn-Out Closing and $22,568,851 at all Earn-Out Closings (including the first Earn-Out Closing).

     The Third Party Earn-Out will be calculated as a percentage of total revenues from the Third Party Management Business accrued during the preceding calendar year (other than development fees for CVS projects). Revenues from the Third Party Management Business will include (i) fees from property management or leasing for new projects with third party clients acquired from Branch and
(ii) new engagements or clients brought to the Company by the Branch Principals. There is no cap on the amount of the Third Party Earn-Out. Management anticipates that the total Third Party Earn-Out will be approximately $750,000.

      The number of earn-out Units and shares issued at the first Earn-Out Closing may be adjusted upward or downward based on prorations of certain income and expense items, as reflected on the audit of Branch's financial statements as of and for the year ended December 31, 1996, and on the amount realized by New Management Company from five separate third party transactions. If there is no adjustment based on the audit of Branch's 1996 financial statements, the maximum adjustment would be a downward adjustment of approximately $555,000, with the number of Units/shares deducted at the first Earn-Out Closing computed by dividing the dollar amount of the adjustment by the average closing price of the Common Stock on the 10 trading days preceding the first Earn-Out Closing.

Other

      J. Alexander Branch and three other Branch Principals, Warren R. Hall, Richard H. Lee and Nicholas B. Telesca, have entered into non-compete agreements with the Partnership and New Management Company prohibiting them from (i) soliciting employees or clients of the Partnership, New Management Company or any of their affiliates for three years after the closing, or (ii) engaging directly or indirectly (and in the case of the executives other than Mr. Branch, in conjunction with one or more of the others) for one year after the closing in the business of managing or leasing grocery-anchored shopping centers of less than 150,000 square feet or free-standing drug stores in Georgia ("Non-compete Properties") owned by third parties. In addition, Mr. Branch is prohibited from becoming an employee for one year after the closing of any person that is engaged as a material part of its business in the direct or indirect acquisition, ownership, operation or control of Non-compete Properties in Georgia, and each of Mssrs. Hall, Lee and Telesca is prohibited from becoming an employee of any such person if more than one of the others also is an employee thereof (unless such employer agrees to the right of first refusal described below). For one year after the closing, Mr. Branch is required to offer to the Partnership opportunities to acquire Non-compete Properties on the same terms as are made available to him whenever he has an opportunity to acquire, develop or arrange for the sale of a Non-compete Property, and each of Messrs. Hall, Lee and Telesca also is subject to the same right of first refusal in favor of the Partnership with respect to any such opportunities that he wishes to take directly or indirectly in conjunction with any of the others or with Mr. Branch.

      Mr. Branch has agreed not to sell or otherwise dispose of Units that he receives in the transaction (except to certain permitted transferees such as family members) without the Company's prior written consent for one year after the closing, including redemptions in exchange for shares of Common Stock. During any three months during the following two-year period, Mr. Branch may not make any such dispositions of Units in an amount greater than 12.5% of the total number of Units and shares of Common Stock received by him in the transaction, including earn-out amounts (plus any Units that he could have transferred, but did not, in prior three-month periods).

      Branch's major investor, Opportunity Capital Partners II Limited, a Maryland limited partnership and an affiliate of ABKB/LaSalle Securities Limited, has the right to nominate one person to the Company's Board of Director so long as it retains the Units received by it at the closing (or the shares of Common Stock for which such Units are redeemable).

      Branch is in the process of liquidating, and Branch has distributed the Units and Shares issued to it in the transaction to its equity owners. Shares of Common Stock issued to such persons pursuant to the transaction, including upon the redemption of Units, will have shelf registration rights beginning on the first business day after the 420th day after the closing.

Capital Contribution from Security Capital

      The Company has contributed approximately $26 million cash to the Partnership to reduce outstanding debt encumbering the properties acquired from Branch by $25.7 million and to pay initial transaction costs. Cash requirements for the transaction have been provided by the sale on March 3, 1997 of 1,475,178 shares of Common Stock for an aggregate price of $26 million to Security Capital Holdings, S.A., pursuant to Stock Purchase Agreement dated as of June 11, 1996, as amended, which was described in the Company's definitive proxy statement for a special meeting of shareholders held on September 10, 1996.

      As described in such proxy statement, Security Capital has participation rights entitling it to purchase additional equity in the Company, at the same price as that offered to other purchasers, each time that the Company sells additional shares of capital stock or options or other rights to acquire capital stock, in order to preserve Security Capital's pro rata ownership of the Company. In connection with the Units and shares of Common Stock issued in exchange for Branch's assets on March 7, 1997 and the proposed issuance of additional Units in two related transactions discussed below (see "Related Transactions"), Security Capital had the right to acquire up to 3,771,622 shares of Common Stock at a price of $22-1/8 per share. However, pursuant to Amendment No. 1 to its Stockholders Agreement with the Company, Security Capital has elected (i) to waive such rights with respect to all but 1,750,000 shares (or such lesser number, not less than 850,000 shares, as will not result in the Company ceasing to be a domestically controlled real estate investment trust),
(ii) to initially defer its rights with respect to the 1,750,000 shares to no later than August 31, 1997, and (iii) to defer its rights with respect to any such shares, not to exceed 1,050,000 shares, that remain unpurchased on August 31, 1997 to no later than the first Earn-Out Closing, in order to permit Unit holders who are Non-U.S. Persons (as defined in the Company's Articles of Incorporation) to redeem their Units for Common Stock. See "Preservation of Domestically Controlled REIT Status" below. Security Capital's participation rights (i) remain in effect, at $22-1/8 per share, with respect to Units and shares issued at the Earn-Out Closings, and (ii) also remain in effect, at a price equal to the then market price of the Common Stock, with respect to shares issued upon the redemption of Units for Common Stock provided that Security Capital did not exercise its participation rights at the time of issuance of such Units.

Preservation of Domestically Controlled REIT Status

      Approximately 39% of the outstanding Units are held by former Branch partners who are Non-U.S. Persons (the "Foreign Partners"). Section 5.14 of the Company's Articles of Incorporation restricts the direct or indirect acquisition by Non-U.S. Persons of shares of the Company's capital stock if, as a result of such acquisition, the Company would fail to qualify under the Internal Revenue Code as a domestically controlled REIT, assuming that Security Capital and its affiliates own 45% of the Company's Common Stock on a fully diluted basis. Acquisitions of capital stock that violate this provision are deemed null and void. The Company has agreed to submit for approval of its shareholders at its 1997 annual meeting an amendment to Section 5.14 of its Articles of Incorporation that would enable Security Capital to waive the 45% presumption, and Security Capital has agreed to waive the presumption, subject to the adoption of the amendment by the Company's shareholders and to the satisfaction of certain other conditions, in order to enable Foreign Partners to redeem their Units for Common Stock. The waiver will be limited to the Foreign Investors and generally will not be transferable. Under the proposed amendment, an acquisition of Company stock is likely to continue to be an unsuitable investment for Non-U.S. Persons except for the redemption of Units for Common Stock by Foreign Partners entitled to the benefit of Security Capital's waiver.

Related Transactions

      The Company also has committed to issue a total of 138,626 Units to two investors who have provided funds for the development of one of the development properties acquired from Branch and who had the right to become limited partners of Branch upon the completion of the property. The additional Units are expected to be issued in April 1997 and will not be redeemable for Common Stock until

March 1998. The Company also is negotiating with two other investors to issue additional Units (estimated at approximately 100,000 Units) in exchange for their interests in one of the property partnerships acquired from Branch.

Item 7.  Financial Statements and Exhibits.

      (a) and (b)       Financial   Statements   and   Pro   Forma   Financial
                  Information

            It is not possible to provide audited financial statements for the assets acquired from Branch Properties, L.P. as of and for the year ended December 31, 1996 or pro forma condensed statements of operations for the year ended December 31, 1996 at the time of filing of this report as they were not complete; such statements and information will be filed as an amendment to this Form 8-K within 60 days of the due date of this report.


      (c)   Exhibits

            (2) Contribution Agreement and Plan of Reorganization dated as of February 10, 1997, by and among Regency Realty Corporation, The Regency Group, Inc., Branch Properties, L.P. and Branch Realty, Inc.

            (10)  Material Contracts:

                  (a) Amended and Restated Agreement of Limited Partnership of Regency Retail Partnership, L.P., dated as of March 7, 1997, by and among Regency Atlanta, Inc., as General Partner, and the Limited Partners named therein.

                  (b)   Registration Rights Agreement dated as of March 7, 1997,
                        by  and  among  Regency  Realty   Corporation   and  the
                        Investors named therein.

                  (c) Business Development and Non-Competition Agreement dated as of March 7, 1997, by and between Regency Retail Partnership L.P. and J. Alexander Branch III.

                  (d) Lock-up letter agreement of J. Alexander Branch III dated as of March 7, 1997.

                  (e)   Consent  Agreement  dated as of February 10, 1997 by and
                        between  Regency  Realty   Corporation  and  Opportunity
                        Capital Partners II Limited Partnership.

                  (f) Amendment No. 1 to Stockholders Agreement dated as of February 10, 1997 by and among Regency Realty Corporation, Security Capital U.S. Realty and Security Capital Holdings S.A.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            REGENCY REALTY CORPORATION
                                            (registrant)



March 14, 1997                            By: /s/ J. Christian Leavitt
                                         ---------------------------------------

                                                   J. Christian Leavitt
                                                   Vice President and Treasurer